CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                              FRANKLIN EQUITY FUND


               HARMON E. BURNS and DEBORAH R. GATZEK certify that:

     1. They are the Vice President and Secretary, respectively, of FRANKLIN EQUITY FUND, a California corporation.

     2. Article IV of the Articles of Incorporation of this corporation are hereby amended to read as follows:

                                       IV

               "The total number of shares of capital stock which the corporation shall have authority to issue is Five Billion (5,000,000,000) shares of capital stock, no par value. The shares shall be issued in one class, to be known as the "Franklin Equity Series" and all Five Billion (5,000,000,000) shares shall be allocated to such class.

               Subject to the provisions of these Articles of Incorporation, the Board of Directors shall have the power to issue shares of stock of the corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration as may be fixed from time to time pursuant to the director of the Board of Directors.

               The Franklin Equity Fund Series shall be issued in two or more series, and the initial two series are "Franklin Equity Fund - Class I" ("Class I") and "Franklin Equity Fund - Class II" ("Class II"). Two Billion (2,000,000,000) shares shall be allocated to each such series, and each outstanding share or fractional share of the corporation shall be reclassified as one share or fractional share of Class I. Pursuant to Sections 202, 203.5, 400 and 401 of the California General Corporation Law, the Board of Directors of the corporation shall have the power (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) to create additional series of shares, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series, to determine the designation of such series and to fix the number of shares of such series. The Board of Directors is also hereby expressly granted authority to increase or decrease the number of shares of any series provided that the number of shares in any series shall not be decreased below the number of shares thereof then issued and outstanding.

               Each share of a series shall have equal rights with each other share of that series with respect to the assets of the corporation pertaining to that series. The dividends payable to the holders of any series (subject to any applicable rules, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) may be charged with any pro rata portion of distribution expenses paid pursuant to a Plan of Distribution adopted by such series in accordance with Investment Company Act of 1940 Rule 12b-1 (or any successor thereto), which dividend shall abe determined as directed by the Board and need not be individually declared, but may be declared by the Board or a duly authorized committee thereof and paid in accordance with a formula adopted by the Board. Except as otherwise provided herein, all references in these Articles of Incorporation to stock or series of stock shall apply without discrimination to the shares of each series of stock.

               The shares of Class I and Class II and of any subsequent series of the Franklin Equity Fund Series subsequently authorized by the Board shall represent proportionate interests in the same portfolio of investments. The shares of Class I and Class II shall have the same rights and privileges, and shall be subject to the same limitations and priorities, all as set forth herein, provided that dividends paid on the share of Class I shall not reflect any reduction for payment of fees under the Distribution Plan of Class II, and dividend paid on the shares of Class II shall not reflect reduction for payment of fees under the Distribution Plan of Class I, adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, and provided further, that the shares of Class I shall not vote upon or with respect to any matter relating to or arising from any Distribution Plan of Class II, and the shares of Class II shall not vote upon or with respect to any matter relating to or arising from any Distribution Plan of Class I.

               The holder of each share of stock of the corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock. On any matter submitted to a vote of shareholders, all shares of the corporation then issued and outstanding and entitled to vote, irrespective of the series, shall be voted in the aggregate and not by series except (1) when otherwise expressly provided by the California General Corporation Law, or (2) when required by the Investment Company Act of 1940, as amended, shares shall be voted by series and (3) when the matter does not affect any interest of the particular series, then only shareholders of the affected series shall be entitled to vote thereon.

     3.   The   introductory   language   of  Article  V  of  the   Articles  of
          Incorporation of this corporation which currently reads as follows:

               "The shares of common stock of the corporation shall be subject to redemption as hereinafter set forth:"

is hereby amended to read as follows:

               "The shares of capital stock of the corporation shall be subject to redemption as hereinafter set forth:"

     4. The foregoing Amendments of the Articles of Incorporation have been duly approved by the corporation's Board of Directors.

     5. The foregoing Amendments of the Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with
          Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation entitled to vote was 45,303,905.133 and the number of shares voting in favor of the Amendments was in excess of the vote required. The percentage vote required was a majority of the outstanding shares.


                                                   /s/ Harmon E. Burns
                                                   Harmon E. Burns


                                                   /s/ Deborah R. Gatzek
                                                   Deborah R. Gatzek


     The undersigned declare under penalty of perjury that the matters set forth in the foregoing Certificate are true of their own knowledge.

     Executed at San Mateo, California on April 11, 1995.



                                                   /s/ Harmon E. Burns
                                                   Harmon E. Burns


                                                   /s/ Deborah R. Gatzek
                                                   Deborah R. Gatzek